EXHIBIT 10.8

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of this 19th day of November, 2010 (the “Effective Date”) by and among LC Luxuries Limited, a Nevada corporation (“LCLX” or the “Company”), on the one hand, and Justin Hartfield, an individual (“Hartfield”) and Keith Hoerling, an individual (“Hoerling” and, together with Hartfield, each a “Shareholder” and collectively the “Shareholders”), on the one hand.  The Company and the Shareholders shall be referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Shareholders, and each of them, own the number of shares of Company common stock set forth next to his or her signature on the signature page of this Agreement (the shares subject to this Agreement are referred to as the “Shares”);

WHEREAS, the Shareholders acquired the Shares as a result of the transactions contemplated by that certain Agreement and Plan of Reorganization and Merger by and among Weedmaps, LLC, a Nevada limited liability company, and the Shareholders, on the one hand, and the Company and LC Merger Corp., a Nevada corporation and a wholly owned subsidiary of the Company (“LC Merger Sub”), on the other hand, dated November 17, 2010 (the “Merger Agreement”);

WHEREAS, the Company is in the process of becoming a reporting issuer under the Securities Exchange Act of 1934 (the “Exchange Act”), and the Company and the Shareholders believe it is in the best interests of the Company to impose limitations on the resale and/or transfer of the Shares, and the execution of this Agreement is a condition to the closing of the transactions contemplated by the Merger Agreement (the “Closing”);

NOW, THEREFORE, in reliance on the foregoing recitals and in consideration of and for the mutual covenants contained herein, the Parties hereto agree as follows:

AGREEMENT

1.           Lock-Up by the Shareholders.  The Shareholders, and each of them, hereby agree that (a) from the date hereof until June 30, 2011 (the “Initial Lock-Up Period”) with respect to all of the Shares, (b) from the end of the Initial Lock-Up Period until November 30, 2011 (the “Complete Lock-Up Period”) with respect to seventy five percent (75%) of the Shares, they will not make, offer to make, agree to make, or suffer any Disposition (as defined below) of any of his or her Shares or any interest therein, unless agreed to in writing by all Parties.  The restrictions contained in this Section 1 shall not apply to (a) a Disposition under a Shareholder’s will or pursuant to the laws of descent and distribution, or (b) a gift by a Shareholder to an immediate family member (i.e. a spouse, child, parent, grandparent or sibling) or a family trust for the benefit of immediate family member(s), so long as, in each case, the transferee(s) deliver to the other Parties an executed written instrument agreeing to be bound by the terms of this Agreement as if such transferee(s) were the Shareholder.  For the purposes of this Agreement, “Disposition” shall mean any sale, exchange, assignment, gift, pledge, mortgage, hypothecation, transfer or other disposition or encumbrance of all or any part of the rights and incidents of ownership of the Shares, including the right to vote, and the right to possession of the Shares as collateral for indebtedness, whether such transfer is outright or conditional, or for or without consideration.  Notwithstanding the foregoing, in the event the Company enters into a commercial lending relationship and the lender requires that any of the Shareholders pledge any of the Shares as collateral, any Shareholder may do so with the consent of the Company, but without the consent of the other Shareholders.

2.           Restriction On Proxies and Non-Interference.  The Shareholders hereby agree that, during the Lock-Up Period, such Shareholders will not (i) grant any proxies or powers of attorney that would permit any such proxy or attorney-in-fact to take any action inconsistent herewith, (ii) deposit his or her Shares into a voting trust or enter into a voting agreement with respect to such Shares; or (iii) take any action that would make any representation or warranty of such Shareholder untrue or incorrect or would result in a breach by that Shareholder of his/her obligations under this Agreement.  Each Shareholder further agrees not to enter into any agreement or understanding with any other person or entity, the effect of which would be inconsistent with or violative of any provision contained in this Agreement.

3.           Representations and Warranties of the Shareholders.  Each Shareholder (severally, and not jointly and severally) hereby represents and warrants to the other Parties the following:

a.           Ownership of Shares.  Subject to community property laws of the state of California, each Shareholder is the sole record and beneficial owner of that number of shares of the Company’s common as set forth next to such Shareholder’s name on the signature page of this Agreement.  On the date hereof, such shares constitute all the shares of Company common stock owned of record or beneficially owned by such Shareholder or any of Shareholder’s affiliates or related parties, determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to the Shares.  Subject to community property laws of the state of California, such Shareholder has sole voting power and sole power to issue instructions with respect to the matter set forth in this Agreement, sole power of disposition, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Company stock, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

b.           Authorization.  Each Shareholder has the requisite legal capacity and competency, and the full legal right to execute and deliver this Agreement and perform his or her obligations hereunder.  This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid and binding agreement enforceable against such Shareholder in accordance with its terms except (i) as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

c.           No Conflicts. Except for filings, authorizations, consents and approvals as may be required under the Securities Act of 1933 (the “Securities Act”) and the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any state or federal governmental authority, or any other person or entity, is necessary for the execution of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby, and (ii) neither the execution and delivery of this Agreement by such Shareholder, the consummation by such Shareholder of the transactions contemplated hereby, or compliance by such Shareholder with any of the provisions hereof will (A) result in a violation or breach of, or constitute a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Shareholder is a party or by which such Shareholder or any of its properties or assets may be bound, or (B) violate any order, writ, injunction, decree, judgment, statute, role or regulation applicable to such Shareholder or any of his or her properties or assets.

d.           No Encumbrances. Each Shareholder owns his or her Company stock free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, or any other encumbrances whatsoever, except for (i) any such matters arising hereunder and (ii) bona fide pledges of such Shares as security for obligations owed to the Company; provided, however, in the event that the Company acquires any interest in all or any of such Shares, including, without limitation, legal or beneficial ownership thereof or any voting rights with respect thereto, whether through foreclosure or otherwise, the Company hereby agrees to be bound by the terms of this Agreement with respect to such Shares as if it were the Shareholder.

e.            Shareholder Capacity.  Each Shareholder who is, or becomes during the Lock-Up Period, a director of the Company, agrees that the terms of this Agreement are agreed to in his or her capacity as a stockholder of the Company and not as a director.

4.           Representations and Warranties of the Company.  The Company has full legal right, power and authority to enter into and perform all of its obligations under this Agreement.  The execution and delivery of this Agreement by the Company has been authorized by all necessary corporate action on the part of the Company and will not violate any other agreement to which the Company is a party.  This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited in bankruptcy, insolvency, reorganization, moratorium or similar laws.

5.           Entire Agreement.  This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the Parties.

6.           Certain Events.  Each Shareholder agrees that this Agreement and the obligations hereunder shall attach to his or her Company stock and shall be binding upon any other person or entity to which legal or beneficial ownership of such Company stock shall pass, whether by operation of law or otherwise, including, without limitation, such Shareholder’s heirs, guardians, administrators or successors.  Notwithstanding any such transfer of Company stock, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

7.           Acquisition of Additional Company Stock. Each Shareholder agrees to promptly notify the Company of the number of shares of Company stock acquired by any Shareholder, if any, after the date of this Agreement.

8.           Assignments; Rights of Assignees; Third Party Beneficiaries. This Agreement shall not be assignable by any Shareholder without the prior written consent of the other Parties.  This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns.  Nothing expressed in this Agreement is intended or shall be construed to give any person or entity other than the Parties or their respective heirs, executors, administrators, legal representatives, successors or permitted assigns, any legal or equitable right, remedy or claim under this Agreement or any provision contained herein.

9.           Specific Performance.  The Parties acknowledge that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the non-breaching Party or Parties in the event this Agreement is breached.  Therefore, each Party agrees that the non-breaching Party or Parties may obtain specific performance of this Agreement without the necessity of establishing irreparable harm or posting any bond, and will be in addition to any other remedy to which such Party may be entitled at law or in equity.

10.        Amendment and Waivers.  Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the Party to be bound thereby.  The waiver by a Party of any breach hereof for default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

11.         Attorneys’ Fees.  Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys’ fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal).  The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.  A party not entitled to recover its costs shall not be entitled to recover attorneys’ fees.  No sum for attorneys’ fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys’ fees.

12.         Section Headings.  Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, or extend the scope or intent of this Agreement or any provisions hereof.

13.         Governing Law and Venue.  This Agreement will be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its choice of law principles, applicable to a contract executed and to be performed in the State of California.  Each Party hereto (i) agrees to submit to personal jurisdiction and to waive any objection as to venue in the state or federal courts located in Orange County, California, (ii) agrees that any action or proceeding shall be brought exclusively in such courts, unless subject matter jurisdiction or personal jurisdiction cannot be obtained, and (iii) agrees that service of process on any party in any such action shall be effective if made by registered or certified mail addressed to such Party at the address specified herein, or to any other addresses as he, she or it may from time to time specify to the other Parties in writing for such purpose.  The exclusive choice of forum set forth in this paragraph shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce such judgment in any appropriate jurisdiction.

14.         Independent Counsel and Rules of Construction. All Parties to this Agreement acknowledge and agree that they have been advised to, and have had the opportunity to, seek independent counsel and advice with respect to the terms of this Agreement.  As such, this Agreement has been negotiated at arms length between persons sophisticated and knowledgeable in these types of matters. Additionally, any normal rules of construction that would require a court to resolve matters of ambiguities against the drafting party are hereby waived and shall not apply in interpreting this Agreement.

15.         Notices.  All notices, requests and other communications to any party hereunder shall be in writing and will be deemed to have been duly given only if delivered personally or by overnight mail (charges pre-paid or billed to account of the sender) to the Parties at their addresses listed on the signature page of this Agreement.

16.         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

“LCLX”

LC Luxuries Limited,
a Nevada corporation

/s/ James Pakulis
By: James Pakulis
Its: Chief Executive Officer

“Shareholders”

/s/ Justin Hartfield	/s/ Keith Hoerling
Justin Hartfield, an individual	Keith Hoerling, an individual
8,200,000 shares	8,200,000 shares